As filed with the Securities and Exchange Commission on June 4, 1998
                                              Registration No. - 333-__________
 ------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------


                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

           Canada                                           Not applicable
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

17304 Preston Road, Suite 200
        Dallas, Texas                                            75252
(Address of principal executive offices)                      (Zip Code)
                   ------------------------------------------

                    DENBURY RESOURCES INC. STOCK OPTION PLAN
                            (Full title of the plan)
                   ------------------------------------------


         Phil Rykhoek                                          Copy to:
    Chief Financial Officer                                 Donald Brodsky
    Denbury Resources Inc.                                   Karen Bryant
 17304 Preston Road, Suite 200                           Jenkens & Gilchrist,
      Dallas, Texas 75252                             A Professional Corporation
        (972) 673-2000                                1100 Louisiana, Suite 1800
(Name, address and telephone number                      Houston, Texas 77002
including area code of agent for service)                   (713) 951-3300

                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                         Maximum       Maximum
  Title of Class of      Amount      Offering Price   Aggregate       Amount of
  Securities to be       to be            per         Offering     Registration
     Registered    Registered(1)(2)  Share(3)(4)    Price(3)(4)       Fee(4)
-----------------  ---------------- -------------- --------------  -------------
Common Shares, No
    par value         886,306         $16.75        $ 14,847,892     $  4,499.36
=================  ================ ============== ==============  =============

     (1)The securities to be registered are additional shares reserved for issuance under the Registrant's Stock Option Plan (the "Plan").
     (2)Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
     (3)Estimated solely for the purpose of calculating the registration fee.
     (4)Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Shares offered hereunder pursuant to the Plan is a weighted average price based on (i) 640,468 shares of Common Shares reserved for issuance under the Plan and that are not currently subject to outstanding stock options, at a price per share of $16.22, which is the average of the highest and lowest selling price per share of Common Shares by the New York Stock Exchange on May 28, 1998; and (ii) 245,838 of Common Shares reserved for issuance under the Plan and subject to stock options already granted thereunder and outstanding as of June 1, 1998 at an average exercise price of $18.14.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective, Denbury Resources Inc. (the "Company") hereby incorporates herein the contents of its earlier Registration Statements (Registration No. 333-1006 and No. 333-27995) by this reference and hereby deems such contents to be a part hereof, except as otherwise updated or modified in this filing as noted herein.

Item 8.  Exhibits.

      (a)   Exhibits.

            The following documents are filed as a part of this registration statement.

 Exhibit
  Number                     Document Description
 -------                     --------------------
       4    Amendment to Denbury Resources Inc. Stock Option Plan

       5    Opinion of Burnet, Duckworth & Palmer.

      23    Consent of Deloitte & Touche.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on June 4, 1998:

                                               Denbury Resources Inc.


                                       By:    /s/ Phil Rykhoek
                                           -----------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts and Phil Rykhoek, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Capacity                         Date

 /s/ Ronald G. Greene       Chairman of the Board of                June 4, 1998
---------------------       Directors
Ronald G. Greene

/s/ Gareth Roberts          President and Chief Executive           June 4, 1998
---------------------       Officer and Director
Gareth Roberts              (Principal Executive Officer)

/s/ Phil Rykhoek            Chief Financial Officer and             June 4, 1998
---------------------       Secretary
Phil Rykhoek                (Principal Financial Officer)

/s/ Bobby Bishop            Controller and Chief Accounting         June 4, 1998
---------------------       Officer
Bobby Bishop                (Principal Accounting Officer)

/s/ Wilmot L. Matthews      Director                                June 4, 1998
----------------------
Wilmot L. Matthews

/s/ Wieland F. Wettstein    Director                                June 4, 1998
----------------------
Wieland F. Wettstein

                                INDEX TO EXHIBITS


                                                                    Sequential
 Exhibit                                                               Page
 Number                      Document Description                     Number
 -------                     --------------------                   ----------
4           Amendment to Denbury Resources Inc. Stock Option Plan        5

5           Opinion of Burnet, Duckworth & Palmer.                       6

23          Consent of Deloitte & Touche.                                8